HOUSE OF BRUSSELS CHOCOLATES

PRESS RELEASE

HOUSE OF BRUSSELS TO PRESENT AT 2004 NIBA CONFERENCE

Houston, TX – January 27, 2004 – House of Brussels Chocolates (“HBSL” or “Brussels”) (OTC BB: HBSL) is proud to announce the Company’s attendance at the February 2004 NIBA conference in Las Vegas, NV.

HBSL is one of more than 20 companies selected to present their business development strategy to an audience of representatives from more than 60 regional brokerage firms and specialized independent broker-dealers.

To be held February 12-13, 2004 at the MGM Grand Hotel in Las Vegas, the NIBA conference is the ideal setting for HBSL to introduce the new House of Brussels Chocolates to the investment community. HBSL will present its management, business strategy, corporate results and growth plans to its target investment audience. As one of the nation’s premier small cap investing forums, the NIBA conference is designed to facilitate the exchange of information between growing small cap companies and the investment community.

John Veltheer, Vice President, Business Development for Brussels, said, “With Brussels reinvention from a small, but prestigious Canadian specialty chocolate retailer, to that of an International manufacturer and distributor completed, we look at this meeting as an excellent opportunity to introduce ourselves and our company to the exact people that can take us to the next level.” Veltheer went on to say, “The timing of this conference just before Valentines Day couldn’t be any more perfect in that we believe Brussels will be able to make a particularly memorable impact on the representatives of the attending brokerage firms, at a time when chocolate is particularly on most people’s minds.”

About NIBA ( www.nibanet.org )

The National Investment Banking Association (NIBA) was organized in June 1994 as a national association of regional and independent broker-dealer and investment banking firms seeking to improve conditions in their industry, to strengthen the free-enterprise system, and to provide a vital source of information and education to its members and the investing public. Their founding purposes are to facilitate the exchange of information to improve business conditions generally, and with respect to matters relating to corporate finance, syndication and product development, and other aspects of capital formation; to educate and inform business, government, media, academia, and the investing public regarding these matters; to engage in government relations activities to create an informed environment among the legislative, regulatory, and judicial functions of government; and to conduct research and provide statistical programs to aid these various activities. They are dedicated to developing an association of substantial, reputable firms committed to creating a standard of quality that will enhance the reputation of each individual member. NIBA adds to the value of its member firms, their client companies and investors, and the securities industry at large, by hosting the premier forum for small companies seeking access and exposure to regional underwriters and broker-dealers in connection with their capital formation and other financial objectives. In addition, NIBA acts as a focal point for all those seeking to enhance the capital formation environment for small companies.

About House of Brussels Chocolates Inc. ( www.brusselschocolates.com )

House of Brussels Chocolates has manufactured and distributed gourmet Belgian chocolates around the world since 1983. HBSL’s signature product is a "hedgehog" - a molded chocolate design that blends the traditional Belgian symbol of good luck with taste for a strong customer appeal. Most of HBSL’s 100 products are based on its signature hedgehog including the Sonic The Hedgehog™ chocolate bar which is sold under license from SEGA® of America, Inc. Other products in the HBSL line include an assortment of tourist oriented truffles including some made with genuine maple syrup and some with Canadian ice wine, fine quality chocolate bars made in several distinct flavors, a no-sugar-added/low-carbohydrate line of chocolate bars and truffles, and the recently introduced supplement-fortified bars. All of HBSL’s proprietary products have a tried and true track record of customer acceptance and are manufactured in our facilities in Vancouver and San Francisco. In addition to house brands, HBSL creates custom packaging and sizing, as well as private labels.

Safe Harbor: Certain statements in this news release regarding future expectations and plans may be regarded as "forward looking statements" as defined by federal law. Although the company believes such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in

HOUSE OF BRUSSELS CHOCOLATES

reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. They are subject to various risks, including uncertainties regarding timing, and capital availability, as discussed in detail in House of Brussels quarterly and annual reports filed with the SEC.

Contact:	John Veltheer
Telephone:	713.960.9903 or 1.800.661.1524
Email:	info@hobc.ca